UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 31, 2012

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8. Other Events.

Adoption of Accounting Guidance for Revised Comprehensive Income Presentation

Effective with our first quarter ended January 31, 2012, we adopted accounting guidance that changed how comprehensive income is presented in our consolidated financial statements. This guidance was applied retrospectively for the interim periods presented. The adoption of this guidance changed the presentation of our consolidated financial statements but did not affect the calculation of net income, comprehensive income or earnings per share. The revised presentation of comprehensive income for the three most recently completed fiscal years ended October 31, 2011, 2010 and 2009 is presented below.

Consolidated Statements of Comprehensive Income

	2011	2010	2009
In thousands except per share amounts

Net Income	$113,568	$141,954	$122,824

Other Comprehensive Income, net of tax:
Unrealized loss from hedging activities of equity method
investments, net of tax of ($371), ($52) and ($3,886) for the years
ended October 31, 2011, 2010 and 2009, respectively	(576)	(88)	(6,032)
Reclassification adjustment of realized gain from hedging
activities of equity method investments included in net income, net of tax of $420, $1,291 and $1,879 for the years ended October 31,
2011, 2010 and 2009, respectively	654	2,005	2,915

Total other comprehensive income (loss)	78	1,917	(3,117)

Comprehensive Income	$113,646	$143,871	$119,707

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

October 31, 2012	By:	Jose M. Simon

Name: Jose M. Simon
Title: Vice President and Controller